Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is entered into and effective for all purposes as of the 6th day of February 2014, by and among CHP PARTNERS, LP, a Delaware limited partnership (“CHP”), CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation (“CNL HP”) (CHP and CNL HP are individually referred to herein as a “Borrower” and collectively as “Borrowers”), each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent. Unless otherwise defined herein or unless the context indicates otherwise, any word herein beginning with a capitalized letter shall have the meaning ascribed to such word in that certain Credit Agreement (as amended, the “Credit Agreement”), dated as of August 19, 2013, by and among Borrowers, Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, the Lenders previously agreed to establish a revolving credit facility in the maximum amount of U.S. $120,000,000.00 for the Borrowers (the “Credit Facility”), which Credit Facility is evidenced by one or more promissory notes (such note or notes referred to collectively as the “Notes”); and

WHEREAS, the Credit Facility is secured by, among other things, the Collateral pursuant to the Collateral Documents; and

WHEREAS, the parties have now agreed to amend certain terms and conditions under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent, the other Lenders and Borrowers hereby agree as follows:

ARTICLE I – AMENDMENTS

Section 1.1 Definitions.

(a) The following definitions from Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety:

“Appraised Value” means any Project’s value, on a leased fee (if the Project is triple net leased to a third-party that is not affiliated with Borrowers) or fee simple basis (if the Project is not triple net leased to a third-party that is not affiliated with Borrowers), as applicable, as determined by Agent in its sole but reasonable discretion, and as determined by an appraisal on an “as-is” basis performed by an appraisal firm acceptable to the Agent; provided, however, that for South Bay II Projects, such appraisal shall be on an “as-stabilized” basis.

“Eligible Borrowing Base Property” shall mean any Seniors Housing Property, MOB or Other Healthcare Asset which: (i) is 100% owned by any Owner; (ii) is owned in fee simple, free and clear of any title exceptions other than those approved in writing by Agent (if not owned in fee simple, the applicable property may be subject to a “mortgageable” ground lease with not less than 30 years remaining on the term and with other standard mortgagee provisions acceptable to Agent in its sole, but reasonable, discretion); (iii) is free from environmental concerns; (iv) has all appropriate licenses per the applicable jurisdiction [such license may be in the name of the seller of the applicable Project so long as (A) the applicable license is in place as of date of sale to any Owner, (B) the applicable Owner has completed its change of ownership license application and reasonably expects to receive a license effectively dated as of the closing date for such Project, (C) the applicable Owner has delivered to Agent a satisfactory opinion of counsel regarding the licensing of the applicable Project from a local attorney with expertise in the healthcare legal practice area, and (D) the appropriate change of ownership license is received within 90 days of inclusion of the Project in the Borrowing Base]; (v) is located in the mainland United States; (vi) is an operating property free from development and/or material renovation; and (vii) is otherwise acceptable to Required Lenders in their reasonable discretion.

“MOB NOI Availability” refers to the implied debt amount resulting in an Implied Debt Service equal to quotient of the Adjusted Net Operating Income applicable to Eligible MOB Properties divided by (i) 1.00 from the date hereof through December 31, 2014; and (ii) 1.25 at all times thereafter.

“Seniors Housing NOI Availability” refers to the implied debt amount resulting in an Implied Debt Service equal to quotient of the Adjusted Net Operating Income applicable to Eligible Seniors Housing Properties divided by (i) 1.00 from the date hereof through December 31, 2014; and (ii) 1.35 at all times thereafter.

(b) The following definition is hereby added to Section 1.01 of the Credit Agreement:

“South Bay II Projects” shall mean, collectively, each of Projects owned, or to be owned, by the following entities: (1) CHP Watercrest at Bryan TX Owner, LLC; (2) CHP Isle at Watercrest-Mansfield TX Owner, LLC; (3) CHP Springs TX Owner, LLC; (4) CHP Park at Plainfield IL Owner, LLC; (5) CHP Legacy Ranch TX Owner, LLC; (6) CHP Isle at Cedar Ridge TX Owner, LLC; and (7) CHP Isle at Watercrest-Bryan TX Owner, LLC.

Section 1.2 Borrowing Base Covenants. Section 2.14(a)(ix) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ix) Maintain the Weighted Average Occupancy for all Eligible Seniors Housing Properties at a level greater than or equal to (A) 77.5% through December 31, 2014, and (B) 82.5% at all times thereafter; and”.

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Section 1.3 Minimum Consolidated Net Worth. Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Minimum Consolidated Net Worth. Not permit Consolidated Net Worth to be less than $387,000,000.00 plus 75% of net equity capital proceeds raised since September 30, 2013”.

Section 1.4 Minimum Equity Raise. Section 6.12(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Minimum Equity Raise. Cause CNL HP to raise a minimum of $80,000,000 in gross equity proceeds per rolling 6 month period until such time that Gross Asset Value reaches $1,700,000,000.00.”

Section 1.5 Indebtedness. Notwithstanding anything to the contrary, including, without limitation, set forth in Section 7.03 of the Credit Agreement, for the avoidance of doubt, Borrowers shall be permitted to enter into any other Indebtedness so long as before, and after giving effect thereto, no Default exists, including, specifically, with respect to any of the covenants set forth in Section 6.12 thereof.

Section 1.6 Borrowing Base Certificate. Exhibit E to the Credit Agreement shall be amended and restated in its entirety with Exhibit E attached hereto.

Section 1.7 Representations and Warranties in Credit Agreement. Each Borrower hereby represents and warrants to the Lenders that: (i) as of the date hereof, to such Borrower’s knowledge, no uncured Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default has occurred, and (ii) all representations and warranties made by such Borrower in the Credit Agreement as of the date thereof remain true and correct in all material respects as of the date hereof (except for any representations and warranties that are made as of a specific date, in which case, such representations and warranties remain true and correct in all material respects as of such date), as if such representations and warranties were recited herein in their entirety.

Section 1.8 Loan Documents. The term “Loan Documents,” as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement and any and all other documents executed in connection with this Agreement. All references to the term “Loan Documents” contained in the Credit Agreement and the other Loan Documents are hereby modified and amended wherever necessary to reflect such modification of such term.

ARTICLE II - MISCELLANEOUS

Section 2.1 Conditions Precedent. On or prior to the date hereof and as conditions precedent to the agreements of the Lenders herein set forth, Borrowers shall deliver to Agent an original fully executed counterpart of this Agreement.

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Section 2.2 Payment of Fees and Expenses. Borrowers agree to pay at the closing in connection with this Agreement the reasonable fees and expenses of Agent’s counsel and other reasonable expenses incurred by Agent in connection with this Agreement.

Section 2.3 Acknowledgment by Borrowers. Except as otherwise specified herein and by the other Loan Documents, the terms and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Each Borrower hereby acknowledges, agrees and represents that (i) such Borrower is indebted to the Lenders pursuant to the terms of the Note and Loan Documents as modified hereby; and (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents.

Section 2.4 Additional Documentation. From time to time, Borrowers shall execute or procure and deliver to Agent such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Agent so as to evidence or effect the terms and provisions hereof. Upon Agent’s request, Borrowers shall cause to be delivered to Agent evidence of the authority of Borrowers, and any constituents of Borrowers, to execute and deliver this Agreement, and such other matters as reasonably requested by Agent.

Section 2.5 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, respective heirs, representatives, successors and assigns.

Section 2.6 Nonwaiver of Events of Default. Neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (i) a waiver of, or consent by Agent or any Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (ii) a waiver by Agent or any Lender of any of either Borrower’s obligations under the Loan Documents, or (iii) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against either Borrower.

Section 2.7 No Defenses. Each Borrower, by the execution of this Agreement, hereby declares that, to its knowledge, it has no claims, set-offs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action against Agent or any Lender arising out of the Loan, any documents mentioned herein or otherwise; and, to the extent that either Borrower has knowledge of any such claims, setoffs, counterclaims, defenses or other causes of action, then such items are hereby waived by such Borrower.

Section 2.8 Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

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Section 2.9 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF OHIO.

Section 2.10 Entire Agreement. This Agreement and the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. Except as modified by this Agreement, the Credit Agreement remains otherwise unchanged. This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED AND EFFECTIVE as of the date set forth above.

BORROWERS:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, General Partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, Sole Member

		By:	/s/ Joshua J. Taube
Joshua J. Taube,
Senior Vice President

CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Joshua J. Taube
Joshua J. Taube, Senior Vice President

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AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Kristin Centracchio
Name:	Kristin Centracchio
Title:	Vice President

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LENDERS:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Kristin Centracchio
Name:	Kristin Centracchio
Title:	Vice President

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BANK OF AMERICA, N.A.

By:
Name:
Title:

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FIFTH THIRD BANK

By:	/s/ Michael Glandt
Name:	Michael Glandt
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Schrieber
Name:	Jason Schreiber
Title:	Senior Vice President

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CADENCE BANK, NA

By:	/s/ Drew Healy
Name:	Drew Healy
Title:	Senior Vice President

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Exhibit E

(Form of Borrowing Base Certificate)

[Intentionally Omitted]